Exhibit 99.1

Palomar Holdings, Inc. Reports Second Quarter 2025 Results

LA JOLLA, Calif. (August 4, 2025) — Palomar Holdings, Inc. (NASDAQ:PLMR) (“Palomar” or “Company”) reported net income of $46.5 million, or $1.68 per diluted share, for the second quarter of 2025 compared to net income of $25.7 million, or $1.00 per diluted share, for the second quarter of 2024. Adjusted net income(1) was $48.5 million, or $1.76 per diluted share, for the second quarter of 2025 as compared to $32.0 million, or $1.25 per diluted share, for the second quarter of 2024.

Second Quarter 2025 Highlights

•
Gross written premiums increased by 28.8% to $496.3 million compared to $385.2 million in the second quarter of 2024
•
Net income of $46.5 million compared to $25.7 million in the second quarter of 2024
•
Adjusted net income(1) increased 51.8% to $48.5 million compared to $32.0 million in the second quarter of 2024
•
Total loss ratio of 25.7% compared to 24.9% in the second quarter of 2024
•
Catastrophe loss ratio(1) of 0.0% compared to 2.8% in the second quarter of 2024
•
Combined ratio of 78.8% compared to 79.1% in the second quarter of 2024
•
Adjusted combined ratio(1) of 73.1% compared to 73.1%, in the second quarter of 2024
•
Adjusted combined ratio excluding catastrophe losses(1) of 73.1% compared to 70.3%, in the second quarter of 2024
•
Annualized return on equity of 22.7% compared to 19.9% in the second quarter of 2024
•
Annualized adjusted return on equity(1) of 23.7% compared to 24.7% in the second quarter of 2024

(1) See discussion of “Non-GAAP and Key Performance Indicators” below.

Mac Armstrong, Chairman and Chief Executive Officer, commented, “Our second quarter results highlight the sustained execution of our Palomar 2X strategic imperative. We achieved strong top and bottom-line growth in the quarter as gross written premium grew 29% across our diverse portfolio and adjusted net income increased 52%. This strong growth underscores the strength of our product set and the efficacy of our balanced book of property and casualty and residential and commercial products. Our financial metrics were equally stout as we generated an adjusted combined ratio of 73%, and a 24% adjusted return on equity.”

Mr. Armstrong continued, “Beyond our financial performance, we remain focused on achieving our 2025 strategic imperatives. Notably, the successful execution of our June 1 reinsurance program at an adjusted rate decrease of approximately 10% year-over-year should help drive consistent earnings the remainder of 2025 and into 2026. We continue to make investments across our organization, that enhance the talent and operational scale of our business and ultimately strengthen the near-term and long-term prospects of Palomar.”

Underwriting Results

Gross written premiums increased 28.8% to $496.3 million compared to $385.2 million in the second quarter of 2024, while net earned premiums increased 47.2% compared to the prior year’s second quarter.

Losses and loss adjustment expenses for the second quarter were $46.2 million, all attritional losses. The loss ratio for the quarter was 25.7%, comprised of an attritional loss ratio of 25.7% and a catastrophe loss ratio(1) of 0.0% compared to a loss ratio of 24.9% during the same period last year comprised of an attritional loss ratio of 22.1% and a catastrophe loss ratio(1) of 2.8%. Additionally, our second quarter results include $6.5 million of favorable prior year development primarily from our short tail Inland Marine and Other Property business.

Underwriting income(1) for the second quarter was $38.3 million resulting in a combined ratio of 78.8% compared to underwriting income of $25.6 million resulting in a combined ratio of 79.1% during the same period last year. The Company’s adjusted underwriting income(1) was $48.4 million resulting in an adjusted combined ratio(1) of 73.1% in the second quarter compared to adjusted underwriting income(1) of $32.9 million and an adjusted combined ratio(1) of 73.1% during the same period last year. The Company’s adjusted combined ratio excluding catastrophe losses(1) was 73.1% compared to 70.3% during the same period last year.

Investment Results

Net investment income increased by 68.0% to $13.4 million compared to $8.0 million in the prior year’s second quarter. The increase was primarily due to higher yields on invested assets and a higher average balance of investments held during the three months ended June 30, 2025 due to cash generated from operations and proceeds from the August 2024 public offering. The weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 4.13 years at June 30, 2025. Cash and invested assets totaled

$1.3 billion at June 30, 2025. During the second quarter, the Company recorded $8.3 million net realized and unrealized gains related to its investment portfolio as compared to net realized and unrealized gains of an immaterial amount during the same period last year.

Tax Rate

The effective tax rate for the three months ended June 30, 2025 was 22.3% compared to 22.9% for the three months ended June 30, 2024. For the current quarter, the Company’s income tax rate differed from the statutory rate due primarily to non-deductible executive compensation expense offset by the tax impact of the permanent component of employee stock options.

Stockholders’ Equity and Returns

Stockholders’ equity was $847.2 million at June 30, 2025, compared to $532.6 million at June 30, 2024. For the three months ended June 30, 2025, the Company’s annualized return on equity was 22.7% compared to 19.9% for the same period in the prior year while adjusted return on equity(1) was 23.7% compared to 24.7% for the same period in the prior year.

Share Repurchase Program

The Company’s Board of Directors approved a share repurchase program effective July 31, 2025. The program authorizes the repurchase by the Company of up to $150 million of its outstanding shares of common stock over the period ending on July 31, 2027. Under the share repurchase program, shares may be repurchased from time to time in the open market or negotiated transactions at prevailing market rates, or by other means in accordance with federal securities laws.

There is no guarantee as to the exact number or value of shares that will be repurchased by the Company, and the Company may discontinue repurchases at any time that management determines additional repurchases are not warranted. The timing and amount of share repurchases under the share repurchase program will depend on several factors, including the Company's stock price performance, ongoing capital planning considerations, general market conditions and applicable legal requirements.

Full Year 2025 Outlook

For the full year 2025, the Company expects to achieve adjusted net income of $198 million to $208 million, an increase from the previously announced range of $195 million to $205 million. This range includes an estimate of $8 million to $12 million of catastrophe losses for the remainder of the year.

Conference Call

As previously announced, Palomar will host a conference call Tuesday, August 5, 2025, to discuss its second quarter 2025 results at 12:00 p.m. (Eastern Time). The conference call can be accessed live by dialing 1-877-423-9813 or for international callers, 1-201-689-8573, and requesting to be joined to the Palomar Second Quarter 2025 Earnings Conference Call. A replay will be available starting at 4:00 p.m. (Eastern Time) on August 5, 2025, and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the replay is 13754413. The replay will be available until 11:59 p.m. (Eastern Time) on August 12, 2025.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at http://ir.palomarspecialty.com/. The online replay will remain available for a limited time beginning immediately following the call.

About Palomar Holdings, Inc.

Palomar Holdings, Inc. is the holding company of subsidiaries Palomar Specialty Insurance Company (“PSIC”), Palomar Specialty Reinsurance Company Bermuda Ltd. (“PSRE”), Palomar Insurance Agency, Inc., Palomar Excess and Surplus Insurance Company (“PESIC”), Palomar Underwriters Exchange Organization, Inc. (“PUEO”), First Indemnity of America Insurance Co. (“FIA”), and Palomar Crop Insurance Services, Inc. (“PCIS”). Palomar’s consolidated results also include Laulima Exchange (“Laulima”), a variable interest entity for which the Company is the primary beneficiary. Palomar is an innovative specialty insurer serving residential and commercial clients in five product categories: Earthquake, Inland Marine and Other Property, Casualty, Fronting, and Crop. Palomar’s insurance subsidiaries, PSIC, PSRE, and PESIC, have a financial strength rating of “A” (Excellent) from A.M. Best. FIA carries an “A-” (Stable) rating from A.M. Best.

To learn more, visit PLMR.com.

Non-GAAP and Key Performance Indicators

Palomar discusses certain key performance indicators, described below, which provide useful information about the Company’s business and the operational factors underlying the Company’s financial performance.

Underwriting revenue is a non-GAAP financial measure defined as total revenue, excluding net investment income and net realized and unrealized gains and losses on investments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of total revenue calculated in accordance with GAAP to underwriting revenue.

Underwriting income is a non-GAAP financial measure defined as income before income taxes excluding net investment income, net realized and unrealized gains and losses on investments, and interest expense. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to underwriting income.

Adjusted net income is a non-GAAP financial measure defined as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. Palomar calculates the tax impact only on adjustments which would be included in calculating the Company’s income tax expense using the estimated tax rate at which the company received a deduction for these adjustments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of net income calculated in accordance with GAAP to adjusted net income.

Annualized Return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

Annualized adjusted return on equity is a non-GAAP financial measure defined as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of return on equity calculated using unadjusted GAAP numbers to adjusted return on equity.

Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses, to net earned premiums.

Expense ratio, expressed as a percentage, is the ratio of acquisition and other underwriting expenses, net of commission and other income to net earned premiums.

Combined ratio is defined as the sum of the loss ratio and the expense ratio. A combined ratio under 100% generally indicates an underwriting profit. A combined ratio over 100% generally indicates an underwriting loss.

Adjusted combined ratio is a non-GAAP financial measure defined as the sum of the loss ratio and the expense ratio calculated excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio.

Diluted adjusted earnings per share is a non-GAAP financial measure defined as adjusted net income divided by the weighted-average common shares outstanding for the period, reflecting the dilution which could occur if equity-based awards are converted into common share equivalents as calculated using the treasury stock method. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of diluted earnings per share calculated in accordance with GAAP to diluted adjusted earnings per share.

Catastrophe loss ratio is a non-GAAP financial measure defined as the ratio of catastrophe losses to net earned premiums. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of loss ratio calculated using unadjusted GAAP numbers to catastrophe loss ratio.

Adjusted combined ratio excluding catastrophe losses is a non-GAAP financial measure defined as adjusted combined ratio excluding the impact of catastrophe losses. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio excluding catastrophe losses.

Adjusted underwriting income is a non-GAAP financial measure defined as underwriting income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to adjusted underwriting income.

Tangible stockholders’ equity is a non-GAAP financial measure defined as stockholders’ equity less goodwill and intangible assets. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of stockholders’ equity calculated in accordance with GAAP to tangible stockholders’ equity.

Safe Harbor Statement

Palomar cautions you that statements contained in this press release may regard matters that are not historical facts but are forward-looking statements. These statements are based on the company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Palomar that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business. The forward-looking statements are typically, but not always, identified through use of the words “believe,” “expect,” “enable,” “may,” “will,” “could,” “intends,” “estimate,” “anticipate,” “plan,” “predict,” “probable,” “potential,” “possible,” “should,” “continue,” and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including unexpected expenditures and costs, unexpected results or delays in development and regulatory review, regulatory approval requirements, the frequency and severity of adverse events and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact

Media Inquiries

Lindsay Conner

1-551-206-6217

lconner@plmr.com

Investor Relations

Jamie Lillis

1-203-428-3223

investors@plmr.com

Source: Palomar Holdings, Inc.

Summary of Operating Results:

The following tables summarize the Company’s results for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended
	June 30,
	2025	2024	Change	% Change
	($ in thousands, except per share data)
Gross written premiums	$496,288	$385,184	$111,104	28.8%
Ceded written premiums	(266,506)	(209,181)	(57,325)	27.4%
Net written premiums	229,782	176,003	53,779	30.6%
Net earned premiums	179,958	122,285	57,673	47.2%
Commission and other income	1,677	792	885	111.7%
Total underwriting revenue (1)	181,635	123,077	58,558	47.6%
Losses and loss adjustment expenses	46,183	30,431	15,752	51.8%
Acquisition expenses, net of ceding commissions and fronting fees	51,637	35,806	15,831	44.2%
Other underwriting expenses	45,525	31,233	14,292	45.8%
Underwriting income (1)	38,290	25,607	12,683	49.5%
Interest expense	(86)	(225)	139	(61.8)%
Net investment income	13,370	7,960	5,410	68.0%
Net realized and unrealized gains on investments	8,306	32	8,274	NM
Income before income taxes	59,880	33,374	26,506	79.4%
Income tax expense	13,352	7,645	5,707	74.7%
Net income	$46,528	$25,729	$20,799	80.8%
Adjustments:
Net realized and unrealized gains on investments	(8,306)	(32)	(8,274)	NM
Expenses associated with transactions	754	472	282	59.7%
Stock-based compensation expense	5,347	3,968	1,379	34.8%
Amortization of intangibles	1,346	389	957	246.0%
Expenses associated with catastrophe bond	2,661	2,483	178	7.2%
Tax impact	202	(1,029)	1,231	(119.6)%
Adjusted net income (1)	$48,532	$31,980	$16,552	51.8%
Key Financial and Operating Metrics
Annualized return on equity	22.7%	19.9%
Annualized adjusted return on equity (1)	23.7%	24.7%
Loss ratio	25.7%	24.9%
Expense ratio	53.1%	54.2%
Combined ratio	78.8%	79.1%
Adjusted combined ratio (1)	73.1%	73.1%
Diluted earnings per share	$1.68	$1.00
Diluted adjusted earnings per share (1)	$1.76	$1.25
Catastrophe losses	$(22)	$3,441
Catastrophe loss ratio (1)	0%	2.8%
Adjusted combined ratio excluding catastrophe losses (1)	73.1%	70.3%
Adjusted underwriting income (1)	$48,398	$32,919	$15,479	47.0%
NM - not meaningful

(1) - Indicates Non-GAAP financial measure - see above for definition of Non-GAAP financial measures and see below for reconciliation of Non-GAAP financial measures to their most directly comparable measures prepared in accordance with GAAP.

	Six Months Ended
	June 30,
	2025	2024	Change	% Change
	($ in thousands, except per share data)
Gross written premiums	$938,452	$753,262	$185,190	24.6%
Ceded written premiums	(497,251)	(437,352)	(59,899)	13.7%
Net written premiums	441,201	315,910	125,291	39.7%
Net earned premiums	344,029	230,151	113,878	49.5%
Commission and other income	2,507	1,320	1,187	89.9%
Total underwriting revenue (1)	346,536	231,471	115,065	49.7%
Losses and loss adjustment expenses	84,927	57,268	27,659	48.3%
Acquisition expenses, net of ceding commissions and fronting fees	97,996	67,604	30,392	45.0%
Other underwriting expenses	81,258	56,036	25,222	45.0%
Underwriting income (1)	82,355	50,563	31,792	62.9%
Interest expense	(171)	(965)	794	(82.3)%
Net investment income	25,441	15,098	10,343	68.5%
Net realized and unrealized gains on investments	5,968	3,034	2,934	96.7%
Income before income taxes	113,593	67,730	45,863	67.7%
Income tax expense	24,143	15,619	8,524	54.6%
Net income	$89,450	$52,111	$37,339	71.7%
Adjustments:
Net realized and unrealized gains on investments	(5,968)	(3,034)	(2,934)	96.7%
Expenses associated with transactions	2,841	472	2,369	NM
Stock-based compensation expense	10,092	7,789	2,303	29.6%
Amortization of intangibles	2,054	779	1,275	163.7%
Expenses associated with catastrophe bond	2,661	2,483	178	7.2%
Tax impact	(1,293)	(825)	(468)	56.7%
Adjusted net income (1)	$99,837	$59,775	$40,062	67.0%
Key Financial and Operating Metrics
Annualized return on equity	22.7%	20.8%
Annualized adjusted return on equity (1)	25.3%	23.8%
Loss ratio	24.7%	24.9%
Expense ratio	51.4%	53.1%
Combined ratio	76.1%	78.0%
Adjusted combined ratio (1)	70.9%	73.0%
Diluted earnings per share	$3.24	$2.04
Diluted adjusted earnings per share (1)	$3.62	$2.34
Catastrophe losses	$(565)	$6,800
Catastrophe loss ratio (1)	(0.2)%	3.0%
Adjusted combined ratio excluding catastrophe losses (1)	71.1%	70.1%
Adjusted underwriting income (1)	$100,003	$62,086	$37,917	61.1%
NM - not meaningful

(1) - Indicates Non-GAAP financial measure - see above for definition of Non-GAAP financial measures and see below for reconciliation of Non-GAAP financial measures to their most directly comparable measures prepared in accordance with GAAP.

Condensed Consolidated Balance sheets

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except shares and par value data)

	June 30,	December 31,
	2025	2024
	(Unaudited)
Assets
Investments:
Fixed maturity securities available for sale, at fair value (amortized cost: $1,130,737 in 2025; $973,330 in 2024)	$1,113,366	$939,046
Equity securities, at fair value (cost: $38,486 in 2025; $32,987 in 2024)	49,222	40,529
Equity method investment	—	2,277
Other investments	12,405	5,863
Total investments	1,174,993	987,715
Cash and cash equivalents	81,297	80,438
Restricted cash	18	101
Accrued investment income	10,180	8,440
Premiums receivable	490,240	305,724
Deferred policy acquisition costs, net of ceding commissions and fronting fees	116,356	94,881
Reinsurance recoverable on paid losses and loss adjustment expenses	37,397	47,076
Reinsurance recoverable on unpaid losses and loss adjustment expenses	399,471	348,083
Ceded unearned premiums	332,970	276,237
Prepaid expenses and other assets	120,740	91,086
Deferred tax assets, net	3,063	8,768
Property and equipment, net	2,929	429
Goodwill and intangible assets, net	62,837	13,242
Total assets	$2,832,491	$2,262,220
Liabilities and stockholders’ equity
Liabilities:
Accounts payable and other accrued liabilities	$153,760	$70,079
Reserve for losses and loss adjustment expenses	598,656	503,382
Unearned premiums	900,987	741,692
Ceded premium payable	293,967	190,168
Funds held under reinsurance treaty	37,914	27,869
Income taxes payable	10	—
Total liabilities	1,985,294	1,533,190
Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized, 26,777,198 and 26,529,402 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	3	3
Additional paid-in capital	509,161	493,656
Accumulated other comprehensive loss	(13,633)	(26,845)
Retained earnings	351,666	262,216
Total stockholders’ equity	847,197	729,030
Total liabilities and stockholders’ equity	$2,832,491	$2,262,220

Condensed Consolidated Income Statement

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income (Unaudited)

(in thousands, except shares and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenues:
Gross written premiums	$496,288	$385,184	$938,452	$753,262
Ceded written premiums	(266,506)	(209,181)	(497,251)	(437,352)
Net written premiums	229,782	176,003	441,201	315,910
Change in unearned premiums	(49,824)	(53,718)	(97,172)	(85,759)
Net earned premiums	179,958	122,285	344,029	230,151
Net investment income	13,370	7,960	25,441	15,098
Net realized and unrealized gains on investments	8,306	32	5,968	3,034
Commission and other income	1,677	792	2,507	1,320
Total revenues	203,311	131,069	377,945	249,603
Expenses:
Losses and loss adjustment expenses	46,183	30,431	84,927	57,268
Acquisition expenses, net of ceding commissions and fronting fees	51,637	35,806	97,996	67,604
Other underwriting expenses	45,525	31,233	81,258	56,036
Interest expense	86	225	171	965
Total expenses	143,431	97,695	264,352	181,873
Income before income taxes	59,880	33,374	113,593	67,730
Income tax expense	13,352	7,645	24,143	15,619
Net income	$46,528	$25,729	$89,450	$52,111
Other comprehensive income, net:
Net unrealized gains (losses) on securities available for sale	3,009	(1,550)	13,213	(4,064)
Net comprehensive income	$49,537	$24,179	$102,663	$48,047
Per Share Data:
Basic earnings per share	$1.74	$1.03	$3.35	$2.09
Diluted earnings per share	$1.68	$1.00	$3.24	$2.04

Weighted-average common shares outstanding:
Basic	26,756,095	24,946,987	26,707,371	24,904,677
Diluted	27,628,733	25,617,916	27,568,913	25,554,445

Underwriting Segment Data

The Company has a single reportable segment and offers specialty insurance products. Gross written premiums (GWP) by product, location and company are presented below:

	Three Months Ended June 30,
	2025		2024
	($ in thousands)
		% of		% of		%
	Amount	GWP	Amount	GWP	Change	Change
Product
Earthquake	$147,702	29.8%	$135,029	35.1%	$12,673	9.4%
Casualty	128,222	25.8%	58,605	15.2%	69,617	118.8%
Inland Marine and Other Property	120,031	24.2%	93,453	24.3%	26,578	28.4%
Fronting	60,869	12.2%	95,896	24.9%	(35,027)	(36.5)%
Crop	39,464	8.0%	2,201	0.5%	37,263	NM
Total Gross Written Premiums	$496,288	100.0%	$385,184	100.0%	$111,104	28.8%

	Six Months Ended June 30,
	2025		2024
	($ in thousands)
		% of		% of		%
	Amount	GWP	Amount	GWP	Change	Change
Product
Earthquake	$277,929	29.7%	$240,759	32.0%	$37,170	15.4%
Casualty	238,932	25.5%	110,539	14.7%	128,393	116.2%
Inland Marine and Other Property	219,098	23.3%	170,329	22.6%	48,769	28.6%
Fronting	114,810	12.2%	190,727	25.3%	(75,917)	(39.8)%
Crop	87,683	9.3%	40,908	5.4%	46,775	114.3%
Total Gross Written Premiums	$938,452	100.0%	$753,262	100.0%	$185,190	24.6%

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
	($ in thousands)				($ in thousands)
		% of		% of		% of		% of
	Amount	GWP	Amount	GWP	Amount	GWP	Amount	GWP
State
California	$163,814	33.0%	$183,396	47.6%	$303,536	32.3%	$340,614	45.2%
Texas	35,708	7.2%	28,600	7.4%	80,699	8.6%	69,396	9.2%
Hawaii	24,544	4.9%	18,235	4.7%	44,901	4.8%	30,751	4.1%
Florida	23,979	4.8%	29,796	7.7%	42,621	4.5%	43,720	5.8%
New York	17,462	3.5%	7,980	2.1%	32,857	3.5%	16,010	2.1%
Washington	17,188	3.5%	13,063	3.4%	32,059	3.4%	25,066	3.3%
Illinois	13,048	2.7%	4,870	1.3%	18,637	2.0%	8,168	1.1%
Minnesota	12,004	2.4%	1,243	0.3%	13,042	1.4%	2,440	0.3%
Other	188,541	38.0%	98,001	25.5%	370,100	39.5%	217,097	28.9%
Total Gross Written Premiums	$496,288	100.0%	$385,184	100.0%	$938,452	100.0%	$753,262	100.0%

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
	($ in thousands)				($ in thousands)
		% of		% of		% of		% of
	Amount	GWP	Amount	GWP	Amount	GWP	Amount	GWP
Subsidiary
PSIC	$232,983	46.9%	$193,709	50.3%	$463,900	49.4%	$416,366	55.3%
PESIC	237,943	47.9%	177,109	46.0%	428,730	45.7%	313,603	41.6%
Laulima	20,134	4.1%	14,366	3.7%	36,171	3.9%	23,293	3.1%
FIA	5,228	1.1%	—	—%	9,651	1.0%	—	—%
Total Gross Written Premiums	$496,288	100.0%	$385,184	100.0%	$938,452	100.0%	$753,262	100.0%

Gross and net earned premiums

The table below shows the amount of premiums the Company earned on a gross and net basis and the Company’s net earned premiums as a percentage of gross earned premiums for each period presented:

	Three Months Ended				Six Months Ended
	June 30,			%	June 30,			%
	2025	2024	Change	Change	2025	2024	Change	Change
	($ in thousands)				($ in thousands)
Gross earned premiums	$408,764	$326,964	$81,800	25.0%	$784,540	$629,835	$154,705	24.6%
Ceded earned premiums	(228,806)	(204,679)	(24,127)	11.8%	(440,511)	(399,684)	(40,827)	10.2%
Net earned premiums	$179,958	$122,285	$57,673	47.2%	$344,029	$230,151	$113,878	49.5%

Net earned premium ratio	44.0%	37.4%			43.9%	36.5%

Loss detail

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2025	2024	Change	% Change	2025	2024	Change	% Change
	($ in thousands)				($ in thousands)
Catastrophe losses	$(22)	$3,441	$(3,463)	(100.6)%	$(565)	$6,800	$(7,365)	(108.3)%
Non-catastrophe losses	46,205	26,990	19,215	71.2%	85,492	50,468	35,024	69.4%
Total losses and loss adjustment expenses	$46,183	$30,431	$15,752	51.8%	$84,927	$57,268	$27,659	48.3%

Catastrophe loss ratio	—%	2.8%			(0.2)%	3.0%
Non-catastrophe loss ratio	25.7%	22.1%			24.9%	21.9%
Total loss ratio	25.7%	24.9%			24.7%	24.9%

The following table represents a reconciliation of changes in the ending reserve balances for losses and loss adjustment expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands)		(in thousands)
Reserve for losses and LAE net of reinsurance recoverables at beginning of period	$182,661	$110,163	$155,299	$97,653
Add: Balance acquired from FIA(1)	—	—	$6,788	—
Add: Incurred losses and LAE, net of reinsurance, related to:
Current year	52,698	33,355	95,757	59,688
Prior years	(6,515)	(2,924)	(10,830)	(2,420)
Total incurred	46,183	30,431	84,927	57,268
Deduct: Loss and LAE payments, net of reinsurance, related to:
Current year	17,659	6,861	22,657	11,756
Prior years	12,000	14,972	25,172	24,404
Total payments	29,659	21,833	47,829	36,160
Reserve for losses and LAE net of reinsurance recoverables at end of period	199,185	118,761	199,185	118,761
Add: Reinsurance recoverables on unpaid losses and LAE at end of period	399,471	347,840	399,471	347,840
Reserve for losses and LAE gross of reinsurance recoverables on unpaid losses and LAE at end of period	$598,656	$466,601	$598,656	$466,601

(1) - Represents amounts recognized in Reserve for losses and LAE net of reinsurance recoverables upon acquisition of FIA on 1/1/2025, in accordance with ASC 805, Business Combinations.

Reconciliation of Non-GAAP Financial Measures

For the three and six months ended June 30, 2025 and 2024, the Non-GAAP financial measures discussed above reconcile to their most comparable GAAP measures as follows:

Underwriting revenue

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
	(in thousands)		(in thousands)
Total revenue	$203,311	$131,069	$377,945	$249,603
Net investment income	(13,370)	(7,960)	(25,441)	(15,098)
Net realized and unrealized gains on investments	(8,306)	(32)	(5,968)	(3,034)
Underwriting revenue	$181,635	$123,077	$346,536	$231,471

Underwriting income and adjusted underwriting income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
	(in thousands)		(in thousands)
Income before income taxes	$59,880	$33,374	$113,593	$67,730
Net investment income	(13,370)	(7,960)	(25,441)	(15,098)
Net realized and unrealized gains on investments	(8,306)	(32)	(5,968)	(3,034)
Interest expense	86	225	171	965
Underwriting income	$38,290	$25,607	$82,355	$50,563
Expenses associated with transactions	754	472	2,841	472
Stock-based compensation expense	5,347	3,968	10,092	7,789
Amortization of intangibles	1,346	389	2,054	779
Expenses associated with catastrophe bond	2,661	2,483	2,661	2,483
Adjusted underwriting income	$48,398	$32,919	$100,003	$62,086

Adjusted net income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
	(in thousands)		(in thousands)
Net income	$46,528	$25,729	$89,450	$52,111
Adjustments:
Net realized and unrealized gains on investments	(8,306)	(32)	(5,968)	(3,034)
Expenses associated with transactions	754	472	2,841	472
Stock-based compensation expense	5,347	3,968	10,092	7,789
Amortization of intangibles	1,346	389	2,054	779
Expenses associated with catastrophe bond	2,661	2,483	2,661	2,483
Tax impact	202	(1,029)	(1,293)	(825)
Adjusted net income	$48,532	$31,980	$99,837	$59,775

Annualized adjusted return on equity

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
	(in thousands)		(in thousands)
Annualized adjusted net income	$194,128	$127,920	$199,674	$119,550
Average stockholders’ equity	$819,685	$517,131	$788,975	$501,928
Annualized adjusted return on equity	23.7%	24.7%	25.3%	23.8%

Adjusted combined ratio

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
	(in thousands)		(in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$141,668	$96,678	$261,674	$179,588
Denominator: Net earned premiums	$179,958	$122,285	$344,029	$230,151
Combined ratio	78.8%	79.1%	76.1%	78.0%
Adjustments to numerator:
Expenses associated with transactions	$(754)	$(472)	$(2,841)	$(472)
Stock-based compensation expense	(5,347)	(3,968)	(10,092)	(7,789)
Amortization of intangibles	(1,346)	(389)	(2,054)	(779)
Expenses associated with catastrophe bond	(2,661)	(2,483)	(2,661)	(2,483)
Adjusted combined ratio	73.1%	73.1%	70.9%	73.0%

Diluted adjusted earnings per share

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
	(in thousands, except per share data)		(in thousands, except per share data)
Adjusted net income	$48,532	$31,980	$99,837	$59,775
Weighted-average common shares outstanding, diluted	27,628,733	25,617,916	27,568,913	25,554,445
Diluted adjusted earnings per share	$1.76	$1.25	$3.62	$2.34

Catastrophe loss ratio

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
	(in thousands)		(in thousands)
Numerator: Losses and loss adjustment expenses	$46,183	$30,431	$84,927	$57,268
Denominator: Net earned premiums	$179,958	$122,285	$344,029	$230,151
Loss ratio	25.7%	24.9%	24.7%	24.9%

Numerator: Catastrophe losses	$(22)	$3,441	$(565)	$6,800
Denominator: Net earned premiums	$179,958	$122,285	$344,029	$230,151
Catastrophe loss ratio	—%	2.8%	(0.2)%	3.0%

Adjusted combined ratio excluding catastrophe losses

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
	(in thousands)		(in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$141,668	$96,678	$261,674	$179,588
Denominator: Net earned premiums	$179,958	$122,285	$344,029	$230,151
Combined ratio	78.8%	79.1%	76.1%	78.0%
Adjustments to numerator:
Expenses associated with transactions	$(754)	$(472)	$(2,841)	$(472)
Stock-based compensation expense	(5,347)	(3,968)	(10,092)	(7,789)
Amortization of intangibles	(1,346)	(389)	(2,054)	(779)
Expenses associated with catastrophe bond	(2,661)	(2,483)	(2,661)	(2,483)
Catastrophe losses	22	(3,441)	565	(6,800)
Adjusted combined ratio excluding catastrophe losses	73.1%	70.3%	71.1%	70.1%

Tangible Stockholders’ equity

	June 30,	December 31,
	2025	2024
	(in thousands)
Stockholders’ equity	$847,197	$729,030
Goodwill and intangible assets	(62,837)	(13,242)
Tangible stockholders’ equity	$784,360	$715,788